Exhibit 1.1

CONFIDENTIAL
ROYAL BANK OF CANADA
Structured Warrants
Distribution Agreement
October 19, 2018
RBC CAPITAL MARKETS, LLC
Brookfield Place
200 Vesey Street
New York, New York 10281
Ladies and Gentlemen:
Royal Bank of Canada, a Canadian chartered Bank (the “Bank”), proposes to issue and sell from time to time its structured warrants (such series of securities being hereinafter referred to as the “Series” and any securities to be issued from time to time as part of such Series being hereinafter referred to individually as a “Security” and collectively as the “Securities”), in such amounts as shall be agreed from time to time, and agrees with each Agent as set forth in this Agreement.  Each of the terms “the Agents”, “such Agent”, “any Agent”, “an Agent”, “each Agent”, “the Purchasing Agent”, and “the Selling Agent”, when used in this Agreement or in any Terms Agreement (as defined below) or in the Annex hereto, shall mean RBC Capital Markets, LLC, except at any time when any other Agent is acting as such hereunder, as contemplated in Section 12 hereof.
Subject to the terms and conditions stated herein and to the reservation by the Bank of the right to sell Securities directly on its own behalf, the Bank hereby (i) appoints each Agent as an agent of the Bank for the purpose of soliciting and receiving offers to purchase Securities from the Bank when and as instructed by the Bank pursuant to Section 3(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it may enter into a separate agreement (each a “Terms Agreement”) in such form as may be agreed by the parties to that particular Terms Agreement, relating to such sale in accordance with Section 3(b) hereof.  This Agreement shall not be construed to create either an obligation on the part of the Bank to sell any Securities or an obligation of any of the Agents to purchase any Securities as principal.
The Securities will be issued under an indenture, dated as of October 19, 2018 (the “Indenture”), between the Bank and The Bank of New York Mellon, as Trustee (the “Trustee”). The Securities shall have such terms as described in the Prospectus as defined below as it may be amended or supplemented from time to time.  The Securities will be issued, and the terms and rights thereof established, from time to time by the Bank in accordance with the Indenture.

The Bank has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Securities.  Such registration statement as amended at the Commencement Date (as hereinafter defined), including the documents incorporated therein by reference and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B of the Securities Act of 1933, as amended (the “Act”), is hereinafter referred to as the “Registration Statement.”  The Bank proposes to file with the Commission from time to time, pursuant to Rule 424 under the Act, supplements to the prospectus relating to the Securities included in the Registration Statement that will describe certain terms of the Securities.  The prospectus covering the Securities dated September 7, 2018, included in such Registration Statement, in the form first used to confirm each sale of Securities (or in the form first made available to any Agent by the Bank to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement, dated October 19, 2018 (the “Prospectus Supplement”), specifically relating to the Securities, in the form first used to confirm each sale of Securities (or in the form first made available to any Agent by the Bank to meet requests of purchasers pursuant to Rule 173 under the Act), is hereinafter referred to as the “Program Prospectus”).  The Program Prospectus, as supplemented by a pricing supplement that sets forth only the terms of a particular issue of the Securities (and, together with the accompanying product prospectus supplement that sets forth terms common to one or more particular issues of the Securities (if applicable), a “Pricing Supplement”), in the form first used to confirm each sale of Securities (or in the form first made available to any Agent by the Bank to meet requests of purchasers pursuant to Rule 173 under the Act), is hereinafter referred to as the “Prospectus”.  The term “preliminary prospectus” means any preliminary form of the Prospectus.
The term “free writing prospectus” has the meaning set forth in Rule 405 under the Act.  The term “Time of Sale” in respect of Securities means any time at or prior to the confirmation of any sales of any such Security.  The term “Time of Sale Information” means the Program Prospectus, each preliminary prospectus and/or final term sheet relating to each offering of the Securities, containing only information that describes the final terms of the Securities or the offering (the “Term Sheet”), if any, and each free writing prospectus, if any, that has been prepared by or on behalf of the Bank relating to such offering of Securities as of such Time of Sale.  The term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Program Prospectus,” “Prospectus,” “preliminary prospectus” and “Time of Sale Information” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Information or free writing prospectus shall include all documents subsequently filed by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
1.      Representations and Warranties of the Bank.  The Bank represents and warrants to, and agrees with, each Agent as of the Commencement Date, as of each date on which such Agent solicits offers to purchase Securities, as of each date on which the Bank accepts an offer to purchase Securities (including any purchase by an Agent as principal pursuant to a Terms Agreement), as of each date the Bank issues and delivers Securities and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus, the Program Prospectus and the Prospectus, each as amended or supplemented to each such date) that:

(a)           the Bank meets the requirements for use of Form F-3 (“Form F-3”) under the Act, such Registration Statement (including any pre-effective amendment thereto) and any post-effective amendment thereto, have been declared effective by the Commission; no other document with respect to such Registration Statement has been filed under the Act or transmitted for such filing with the Commission, except for any documents filed with the Commission subsequent to such effectiveness and available on the Commission’s website; and no stop order suspending the effectiveness of such Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Bank or related to the offering of the Securities has been initiated or, to the knowledge of the Bank, threatened by the Commission;
(b)           (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Information or the Prospectus complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Information, as then amended or supplemented by the Bank, if applicable, at each Time of Sale of Securities in connection with the offering thereof when the Prospectus is not yet available to prospective purchasers and at each date on which the Bank issues and delivers Securities, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the applicable Time of Sale Information, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (viii) any interactive data expressly included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; and (ix) any applicable issuer free writing prospectus, as defined in Rule 433(h) (each, an “Issuer Free Writing Prospectus”) complies in all material respects with the Act and has been filed in accordance with the Act (to the extent required thereby), except that (A) the representations and warranties set forth in this paragraph do not apply to (1) statements or omissions in the Registration Statement, the Time of Sale Information, or the Prospectus based upon information furnished to the Bank by any Agent expressly for use therein or (2) those parts of the Registration Statement that constitute the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustees and (B) the representations and warranties set forth in clauses (iv) and (vii) above, when made as of the Commencement Date or as of any date on which an Agent solicit offers to purchase Securities or on which the Bank accepts an offer to purchase Securities, shall be deemed not to cover information concerning an offering of particular Securities to the extent such information will be set forth in a supplement to the Program Prospectus;

(c)           the Bank (i) validly exists as a Schedule I bank under the Bank Act (Canada); (ii) has the requisite corporate power and authority to execute and deliver this Agreement and any Terms Agreement to be entered into in respect of the Securities; (iii) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus in all material respects; and (iv) has duly authorized, executed and delivered this Agreement and will have authorized, executed and delivered any Terms Agreement entered in to in respect of the Securities, and this Agreement and any such Terms Agreement constitute and will constitute, as the case may be, the valid and legally binding agreement of the Bank enforceable in accordance with their terms, except as rights to indemnity or contribution may be limited by applicable law and subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles;
(d)           the Bank is not, and after giving effect to the offer and sales of the Securities and application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, required to register as an “investment company,” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”);
(e)           any auditors who audited the financial statements incorporated by reference into the Registration Statement (any such auditor, an “Auditor”) were independent  registered chartered accountants for the period covered by such financial statements as required by the Act, the Exchange Act and the regulations thereunder, and the Bank Act (Canada);
(f)            the Bank's consolidated financial statements incorporated by reference in the Registration Statement or included, in whole or in part, in the Prospectus (and any amendments or supplements thereto) and the Time of Sale Information comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position, results of operations and changes in financial position of the Bank and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply, and such statements and related notes have been prepared in accordance with International Financial Reporting Standards (“IFRS”) consistently applied throughout the periods involved, except as may be disclosed therein;

(g)           the Series has been duly authorized, and, when the Securities are issued and delivered pursuant to this Agreement and any Terms Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Bank entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act, and the Indenture constitutes a valid and legally binding instrument of the Bank, enforceable in accordance with its terms against the Bank, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Securities of any particular issuance of Securities will conform, to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus as amended or supplemented to relate to such issuance of Securities;
(h)           the execution and delivery of this Agreement and any Terms Agreement, the creation and issue of the Securities and the sale of the Securities and the consummation of the transactions contemplated by this Agreement and any Terms Agreement will not contravene any material contract, material indenture or other material agreement to which the Bank is bound, nor will such action result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Bank, nor will such action result in any material violation of the provisions of the Bank Act (Canada) or by-laws of the Bank or any law, administrative regulation or administrative or court order or decree of Canada or any political subdivision thereof;
(i)            no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the issue, offer and sale of the Securities by the Bank to the Agents in accordance with this Agreement and any Terms Agreement or the Indenture, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Act and the Trust Indenture Act and xv) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Agents;
(j)            there has not occurred any material adverse change in the financial condition, earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Prospectus as amended or supplemented and the Time of Sale Information;

(k)           there are no legal or governmental proceedings known to be pending or threatened to which the Bank or any of its subsidiaries is a party or to which any of the properties of the Bank or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented and are not so described; and
(l)            at the earliest time after the filing of the Registration Statement that the Bank or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the time of signing of the Terms Agreement, the Bank was not an “ineligible issuer” as defined in Rule 405 under the Act.
Notwithstanding the foregoing, it is understood and agreed that, the representations and warranties set forth in Section 1(b)(iii), 1(b)(iv), 1(b)(v), 1(b)(vi) and 1(b)(vii), 1(g) (except as to due authorization of the Series), and 1(i) when made as of the Commencement Date, or as of any date on which any Agent solicits offers to purchase Securities, with respect to any Securities the payments on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodities, securities of entities affiliated or unaffiliated with the Bank, baskets of such securities, equity indices or to other property or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.
2.         Representations and Warranties of the Agents.  Each Agent also represents, and warrants to, and agrees with, the Bank, that
(a)           it is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation and is registered as a broker-dealer under the Exchange Act and under the laws of each state in which such registration is required;
(b)           in making offers and sales of Securities, it will comply in all material respects with all applicable FINRA rules and operative National Association of Securities Dealers, Inc. (“NASD”) rules and all other applicable laws, rules and regulations, including but not limited to all applicable provisions of the Act and the Exchange Act and all applicable rules and regulations of the Commission and any applicable securities exchange and other applicable regulatory authority;
(c)            unless otherwise provided by applicable laws, rules and regulations then in effect, to the extent that it makes offers or sales of Securities directly to investors, it has the sole responsibility to ensure that it has a reasonable basis to believe that the Securities are suitable for the investors to whom the Securities are being sold or, if offers or sales are made to institutional accounts, that the investors are capable of evaluating the risks and merits of an investment in the Securities, and it will comply in all material respects with all applicable FINRA and NASD rules, New York Stock Exchange Rules and all other federal, state and local laws, rules and regulations (and rules of any self-regulatory organization having jurisdiction over the offer and sale of the Securities) relating to the suitability of the Securities for purchase by investors;

(d)           and it is familiar with (and, in the case of future guidance, will become familiar with) and will comply in all material respects, to the extent required, with all applicable guidance from FINRA (including future guidance) then in effect, relating to the offer and sale of Securities;
(e)           it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells Securities or possesses or distributes the preliminary prospectus or the Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales; it will not offer or sell any Securities acquired pursuant to this Agreement or any Terms Agreement, directly or indirectly, in Canada or to any resident of Canada without the consent of the Bank, and further agrees that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to any Securities that may be entered into by such Agent; and
(f)            with respect to any offering of Securities that are “indexed notes” (as such term is defined in the Prospectus Supplement), it will convey all applicable Time of Sale Information, including any information appearing on a Terms Agreement, to investors prior to confirming sales (it being understood that such information may be conveyed orally); provided that the final pricing information need not be disclosed prior to confirming sales if such non-disclosure is consistent with the letter sent to certain financial institutions by the Commission’s Office of Capital Markets Trends on February 21, 2013.

3.         Appointment as Agents; Terms and Procedures.
(a)           (i) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, upon receipt of instructions from the Bank, to act as agent of the Bank and to use its reasonable efforts to solicit and receive offers to purchase a particular Security or Securities from the Bank upon the terms and conditions set forth in the Time of Sale Information and the Prospectus as amended or supplemented from time to time.  Each Agent shall solicit offers to purchase only Securities having such terms, and shall solicit such offers only during such periods, as the Bank shall instruct such Agent.  The appointment of the Agents hereunder is not exclusive and the Bank may from time to time offer Securities for sale otherwise than to or through an Agent.  It is understood that if from time to time the Bank is approached by a prospective agent offering to solicit a specific purchase of Securities, the Bank may enter into an agreement with such agent with respect to such specific purchase upon such terms as the Bank and such agent may agree.
(ii)            Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedures Memorandum attached hereto as Annex I as it may be amended from time to time by written agreement between the Agents and the Bank (the “Administrative Procedure”).  The provisions of the Administrative Procedure (except as otherwise stated in an applicable Terms Agreement) shall apply to all transactions contemplated hereunder.  Each Agent and the Bank agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure.  The Bank will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.
(iii)           The Bank reserves the right, in its sole discretion, at any time when the Bank has instructed any Agent to solicit offers to purchase the Securities, to instruct such Agent to suspend, for any period of time or permanently, the solicitation of offers to purchase the Securities.  As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Bank, such Agent will suspend solicitation of offers to purchase Securities from the Bank until such time as the Bank has instructed such Agent to resume such solicitation.  During such period, the Bank shall not be required to comply with the provisions of Sections 5(g), 5(h), 5(i), 5(j) and 5(k) with regard to such Agent.  Upon advising such Agent that such solicitation may be resumed, however, the Bank shall simultaneously provide the documents (if any) required to be delivered by Sections 5(g), 5(h), 5(i), 5(j) and 5(k), and such Agent shall have no obligation to solicit offers to purchase the Securities until such documents have been received by such Agent.  In addition, any failure by the Bank to comply with its obligations hereunder, including its obligations to deliver the documents required by Sections 5(g), 5(h), 5(i), 5(j) and 5(k), with regard to any Agent shall automatically terminate such Agent’s obligations hereunder, including its obligations to solicit offers to purchase the Securities hereunder as agent or to purchase Securities hereunder as principal.

(iv)           The Bank agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Bank as a result of a solicitation made by such Agent, in such amount as may be agreed between the Agent and the Bank and as set forth in the Prospectus as amended and supplemented (including any amendment or supplement made by the Time of Sale Information) under the caption “Supplemental Plan of Distribution” or any similar caption or heading.
(b)           (i) Each sale of Securities by the Bank to any Agent as principal shall be made in accordance with the terms of this Agreement. The commitment of any Agent to purchase Securities as principal, and the Bank to sell such Securities to such Agent, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Bank and the Agent herein contained and shall be subject to the terms and conditions herein set forth.
(ii)            For each sale of Securities by the Bank to an Agent as principal that is not made pursuant to a Terms Agreement, the Bank agrees to pay such Agent a commission (or grant an equivalent discount) in such amount as may be agreed between such Agent and the Bank.
(iii)           Each time and date of delivery of and payment for Securities to be purchased from the Bank by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a “Time of Delivery”.
(c)            Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, and whether acting as agent, as principal or otherwise, not to solicit offers to purchase or otherwise offer, sell or deliver such Security, directly or indirectly, in, or to residents of, the country issuing such currency, except as permitted by applicable law.
4.      Commencement Date.  The documents required to be delivered pursuant to Section 8 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Morrison & Foerster LLP, 250 West 55th Street, New York, New York 10019, at 10:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Bank but in no event shall be later than the day prior to the date on which solicitation of offers to purchase the first issuance of the Series is first commenced (such time and date being referred to herein as the “Commencement Date”).

5.         Certain Agreements of the Bank.  The Bank agrees with each Agent:
(a)           (i) the Bank has filed or will file the Program Prospectus, the preliminary prospectus (if any) and the Prospectus, each as amended and supplemented, with the Commission within the time periods specified by the Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act and will file promptly all reports and other information required to be filed by the Bank with the Commission pursuant to Section 13(a), (c), 14 or 15(d) of the Exchange Act subsequent to the date of the Program Prospectus for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities;
(ii)             that prior to the termination of the offering of the Securities pursuant to this Agreement, the Bank will not file any prospectus supplement (including any product supplement or pricing supplement) relating to the Securities or any amendment to the Registration Statement relating to the Securities or the Prospectus unless the Bank has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Bank’s periodic filings with the Commission required to be filed pursuant to Section 13(a), (c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Bank will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, the Bank will promptly cause each supplement to the Prospectus relating to the Securities (including any product supplement or pricing supplement) to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Act. The Bank will promptly advise you (A) of the filing of any amendment or supplement to the Prospectus, (B) of the filing and effectiveness of any amendment to the Registration Statement, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Securities for sale in any state of the United States or the initiation or threatening of any proceeding for such purpose. The Bank will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Securities so long as you are not reasonably satisfied with such document;

(iii)            the Bank will furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Bank relating to the applicable offering of the Securities and the Bank will not use or refer to any proposed free writing prospectus to which you reasonably object;
(iv)           that if the Time of Sale Information is being used to solicit offers to buy Securities at a time when the Pricing Supplement is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Information in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Information conflicts with the information contained in the Registration Statement and Prospectus (as amended and supplemented) then on file, or if, in the opinion of your counsel, it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Bank will forthwith prepare, file with the Commission and furnish, at the Bank’s own expense, to you either amendments or supplements to the Time of Sale Information so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Information, as amended or supplemented, will no longer conflict with the Registration Statement or Prospectus, or so that the Time of Sale Information, as amended or supplemented, will comply with applicable law;
(v)             that if, at any time when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) relating to the Securities is required to be delivered under the Act or made available to purchasers of the Securities, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act), as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Bank, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Bank will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Securities and, if so notified by the Bank, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Bank shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request.

(b)           the Bank will notify each Agent that is currently being invited or instructed to participate, or that is participating, in an offering of Securities as soon as practicable if it becomes an ineligible issuer (as defined in Rule 405);
(c)           the Bank will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith the Bank shall not be required to file a prospectus or equivalent document or to qualify as a foreign corporation or to subject itself to taxation as doing business or to file a general consent to service of process in any jurisdiction;
(d)           the Bank will make generally available to its security holders and the Agents as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Bank occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;
(e)           that so long as any of the Securities are outstanding, the Bank agrees to furnish to each Agent, upon its reasonable request, as soon as available, all reports and financial statements filed by or on behalf of the Bank with the Commission or any national securities exchange. The Bank shall be deemed to have furnished such information to such Agent if such reports and financial statements are generally available on, and can be printed and/or downloaded from, the Commission’s internet website, www.sec.gov (or any other website of which the Bank notifies such Agent);
(f)            that, if required pursuant to the terms of a Terms Agreement, from the date of such Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the later of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Bank by such Agent, and (ii) the related Time of Delivery, the Bank will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Bank which are substantially similar to the Securities except pursuant to this Agreement or any Terms Agreement, or except in an offering of Securities that are not and are not required to be registered under the Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities;
(g)        [Reserved];

(h)           [Reserved];
(i)            [Reserved];
(j)            [Reserved];

(k)           [Reserved]; and
(l)            to offer to any person who has agreed to purchase Securities from the Bank as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 8(a) or 8(f) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability of such purchase of Securities shall be substituted, for purposes of this Section 5(l), for the respective judgments of an Agent with respect to certain matters referred to in Sections 8(a)(iii) or 8(f) and hereof, and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 8(a)(iii) or 8(f) on behalf of any such person).
6.         Certain Agreements of the Agents.  Each Agent hereby represents and agrees that (a) unless it has obtained the prior consent of the Bank, it has not made and will not make any offer relating to the Securities that constitutes a free writing prospectus other than a free writing prospectus that contains only information substantively consistent (without any addition thereto) with  information contained in a preliminary prospectus, the Prospectus or Issuer Free Writing Prospectus previously filed with the Commission by the Bank.  Each Agent will comply in all material respects with the applicable requirements of the Act and the rules and regulations thereunder in connection with the use of each free writing prospectus for any offer and sale of Securities, including, without limitation, Rule 164(e) for so long as the Bank is an ineligible issuer (as defined in Rule 405);
(b)           it has not and will not, without the prior written consent of the Bank, use any free writing prospectus or term sheet that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that without the consent of the Bank, and notwithstanding paragraph (a) above, the Agents may use a term sheet substantially in a form specified by a Terms Agreement or a Bloomberg term sheet that contains some or all of the information in such to the Terms Agreement, so long as (i) any such term sheet does not contain any information not included in such Terms Agreement and (ii) any such term sheet is filed with the Commission by the Agents if required by Rule 433 under the Act;
(c)           it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act; and

(d)           at any time an Agent is participating in an offering of Securities, it is not and will not be subject to any pending proceeding under Section 8A of the Act (and will notify the Bank as soon as practicable if such proceeding has been initiated or is pending if the Agent is currently being invited or instructed to participate or that is participating in an offering of Securities).
7.         Payment of Certain Expenses.  The Bank covenants and agrees with each Agent that the Bank will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Bank’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Program Prospectus, any preliminary prospectus, the Prospectus, any Pricing Supplements, any Issuer Free Writing Prospectus, any Time of Sale Information and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the cost of printing or producing this Agreement, any Terms Agreement, any Indenture, any blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Agents in connection with, any required review by FINRA of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and any transfer or paying agent of the Bank and the fees and disbursements of counsel for the Trustee or such agent in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Section 8 hereof, the Agents will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make; provided, however, that the reasonable fees and disbursements of the Agents’ counsel for the establishment and maintenance of this Series shall be paid by the Bank unless otherwise agreed by the Agents in writing.
8.       Conditions to the Obligations of the Agents.  The obligation of any Agent, as agent of the Bank, at any time (“Solicitation Time”) to solicit offers to purchase the Securities from the Bank and the obligation of any Agent to purchase Securities from the Bank as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent’s discretion, to the condition that all representations and warranties and other statements of the Bank herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 5(k) hereof that is prior to and at and as of such Solicitation Time or at and as of both such Time of Delivery and Time of Agent Purchase, as the case may be (“Time of Agent Purchase” shall mean, with respect to any obligation of an Agent to purchase Securities as principal, the time when the related Terms Agreement becomes effective or if there is no Terms Agreement, the time when the Agent otherwise becomes committed to purchase the Securities); the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Bank shall have performed all of its obligations hereunder and under any applicable Terms Agreement theretofore to be performed; and the following additional conditions:

(a)           (i) the Registration Statement (or if a post-effective amendment thereto is required to be filed under the Act, such post-effective amendment) shall have become effective; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agents; (ii) there shall not have occurred any downgrading in the rating accorded any debt securities of the Bank by Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., or any public announcement by either such organization of an intended or potential downgrading; and (iii) there shall have been no material adverse change in the financial condition, earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (exclusive of any amendments or supplements thereto prior to the Solicitation Time or Time of Delivery, as the case may be), which, in the judgment of such Agent, makes it impracticable to proceed with the solicitation by such Agent of offers to purchase Securities from the Bank or the purchase by such Agent of Securities from the Bank as principal, as the case may be, on the terms and in the manner contemplated in the Terms Agreement, Registration Statement, the Time of Sale Information and the Prospectus as first amended or supplemented relating to the Securities to be delivered at the relevant Time of Delivery.
(b)          Norton Rose Fulbright Canada LLP, Canadian counsel for the Bank, shall have furnished to such Agent their written opinions, dated the Commencement Date in form and substance reasonably satisfactory to such Agent.
(c)           Morrison & Foerster LLP, special United States counsel for the Bank, shall have furnished to such Agent their written opinions, dated the Commencement Date in form and substance reasonably satisfactory to such Agent.
(d)           Not later than 10:00 a.m., New York City time, on the Commencement Date and prior to each Time of Delivery, such Agent shall have received, in form and substance reasonably satisfactory to the Agents, from the Auditor, constituting statements and information of the type ordinarily included in accountants’ “comfort letters” to Agents with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus. Notwithstanding the forgoing, such delivery from the Auditor shall not be required if the applicable Agents have previously received one or more similar letters from the Auditor that relate to the Bank’s most recent financial statements that would be otherwise the subject of such letter.

(e)           On or after the date hereof or of any Agreement by an Agent to purchase Securities hereunder, there shall not have occur any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a general moratorium on commercial banking activities in The City of New York or the City of Toronto, declared by either United States federal, New York State, Canadian federal or Ontario provincial authorities, as the case may be; or (iv) an outbreak or escalation of hostilities or other calamity or crisis having an adverse effect on the financial markets of the United States of America, which, in the judgment of such Agent makes it impracticable to proceed with the solicitation of offers to purchase Securities or the purchase of the Securities from the Bank as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Securities to be delivered at the relevant Time of Delivery.
(f)            The Bank shall have furnished or caused to be furnished to such Agent a certificate signed by an officer of the Bank dated the Commencement Date, to the effect set forth in Section 8(a)(i) and (ii) above and to the effect that the representations and warranties of the Bank contained in this Agreement are true and correct as of the Commencement Date, and that the Bank has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to the Commencement Date.
9.         Indemnification and Contribution.
(a)           The Bank agrees to indemnify and hold harmless each Agent, its affiliates, directors and officers and each person, if any, who controls any Agent within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus as amended or supplemented or any amendment or supplement thereto, any Issuer Free Writing Prospectus or Time of Sale Information or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Bank by any Agent expressly for use therein.

(b)           Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Bank, its directors, its officers, its authorized representative or representatives in the United States, and each person, if any, who controls the Bank within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Bank to each Agent, but only with reference to information relating to such Agent furnished in writing by such Agent expressly for use in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or any preliminary prospectus, in each case as amended or supplemented.
(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Agents in the case of parties indemnified pursuant to Section 9(a) and by the Bank in the case of parties indemnified pursuant to Section 9(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is an actual or potential party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           If the indemnification provided for in Sections 9(a) and 9(b) hereof is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under either such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand, and the Agents on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand, and of the Agents on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Bank on the one hand, and the Agents on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Bank bear to the total underwriting commissions received by the Agents, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Bank and of the Agents shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)           The Bank and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in 9(d) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Agents’ obligations to contribute pursuant to this Section 9 are several in proportion to the respective amounts of Securities they have agreed to offer and sell in any offering of Securities hereunder, and not joint.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.       Agency.
(a)           Each Agent, in soliciting offers to purchase Securities from the Bank and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Bank and not as principal.  Each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Bank with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to the Bank or any other person; additionally, no Agent is advising the Bank or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; the Bank shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Bank with respect to the foregoing matters; any review by the Agents of the Bank, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Bank.

(b)           Each Agent will make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Securities from the Bank was solicited by such Agent and has been accepted by the Bank, but such Agent shall not have any liability to the Bank in the event such purchase is not consummated for any reason.  If the Bank shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Bank shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Bank and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.
11.       Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Bank and the several Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement or any Terms Agreement, shall remain in full force and effect, regardless of any (i) termination of this Agreement or any Terms Agreement, (ii) investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Bank, or any officer or director or controlling person of the Bank, and (iii) acceptance of and payment for any of the Securities.
12.       Suspension or Termination; Additional Agents; Amendments.
(a)           The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Bank may be suspended or terminated at any time by the Bank as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Bank, as the case may be.  In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as Sections 3(a)(iv), 5(d), 5(e), 7, 9, 10 and 11 hereof are concerned.

(b)           The Bank, in its sole discretion, may appoint one or more additional parties to act as Agents hereunder from time to time.  Any such appointment shall be made in writing and signed by the Bank and the party so appointed.  Such appointment shall become effective in accordance with its terms after the execution and delivery of such writing by the Bank and such other party.  When such appointment is effective, such other party shall be deemed to be one of the Agents referred to in, and to have the rights and obligations of an Agent under, this Agreement, subject to the terms and conditions of such appointment.  The Bank shall deliver a copy of such appointment to each other Agent promptly after it becomes effective.
(c)           The Bank, in its sole discretion, may increase the amount of the Securities it offers from time to time without consent of, or notice to, any Agent.
(d)           The Bank and any Agent may amend any provision of this Agreement with respect to such Agent without consent of, or notice to, any other Agent.  Any such amendment shall be made in a writing signed by the Bank and each Agent that is a party to such amendment.  In the event of such amendment, this Agreement shall remain in full force and effect with respect to any Agent that is not a party to such amendment (without giving effect to such amendment with respect to such Agent) unless suspended or terminated with respect to such Agent pursuant to clause (a) of this Section 12.
13.       Default by Agent.  The following terms shall apply to any Terms Agreement if provided for therein:
(a)           If any Agent shall default in its obligation to purchase the Securities which it has agreed to purchase pursuant to such Terms Agreement, the representatives named in such Terms Agreement may in their discretion arrange for the representatives or another party or other parties to purchase such Securities on the terms provided by such Terms Agreement.  If within thirty-six hours after such default by any Agent the representatives do not arrange for the purchase of such Securities, then the Bank shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the representatives notify the Bank that they have so arranged for the purchase of such Securities, or the Bank notifies the representatives that it has so arranged for the purchase of such Securities, the representatives or the Bank shall have the right to postpone the Time of Delivery for a period of not more than  seven calendar days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Bank agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Information or the Prospectus which in the representatives’ opinion may thereby be made necessary.  The term “Agent” as used with respect to such Terms Agreement shall include any person substituted under this Section 13 (if applicable) with like effect as if such person had originally been a party to such Terms Agreement.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Agent or Agents by the representatives and the Bank as provided in subsection (a) above, the aggregate amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate amount of all the Securities covered by such Terms Agreement, then the Bank shall have the right to require each non-defaulting Agent to purchase the amount of Securities which such Agent agreed to purchase pursuant to such Terms Agreement and, in addition, to require each non-defaulting Agent to purchase its pro rata share (based on the amount of Securities which such Agent agreed to purchase pursuant to such Terms Agreement) of the Securities of such defaulting Agent or Agents for which such arrangements have not been made; but nothing herein shall relieve a defaulting Agent from liability for its default.
(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Agent or Agents by the Agents and the Bank as provided in subsection (a) above, the aggregate amount of Securities pursuant to such Terms Agreement which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities under such Terms Agreement, or if the Bank shall not exercise the right described in subsection (b) above to require non-defaulting Agents to purchase Securities of a defaulting Agent or Agents, then such Terms  Agreement shall thereupon terminate, without liability on the part of any non-defaulting Agent or the Bank, except for the expenses to be borne by the Bank and the Agents as provided in Section 7 hereof incorporated therein by reference and the indemnity and contribution agreement in Section 9 hereof incorporated therein by reference; but nothing herein shall relieve a defaulting Agent from liability for its default.
14.       Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agents shall be delivered or sent by mail, electronic mail or facsimile transmission to the address of RBC Capital Markets, LLC, Attention: Usec Rho, Director & Senior Counsel, RBC Law Group, 30 Hudson Street, 27th Floor, Jersey City, NJ 07302; and to any other Agents at the addresses set forth in their letter of appointment delivered in accordance with Section 12; and if to the Bank shall be delivered to the address of the Bank set forth in the Registration Statement: Attention: Executive Vice-President, RBC Corporate Treasury. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
15.     Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Bank, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

16.     Successors.  This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Bank, and to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Bank and each person who controls any Agent or the Bank, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.  No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.
17.       Jurisdiction.  The Bank irrevocably (i) agrees that any legal suit, action or proceeding against the Bank brought by any Agent or by any person who controls any Agent arising out of or based upon this Agreement or any Terms Agreement or the transactions contemplated hereby and thereby may be instituted in any state or federal court in The City of New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the jurisdiction of such courts in any such suit, action or proceeding.  The Bank irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement and any Terms Agreement or the transactions contemplated hereby and thereby that is instituted in any New York Court.
18.       Business Day.  Time shall be of the essence in this Agreement and any Terms Agreement.  As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
19.     Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the relevant Agents could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Bank with respect to any sum due from it to any Agent or any person controlling any Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Agent or controlling person of any sum in such other currency, and only to the extent that such Agent or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Agent or controlling person hereunder, the Bank agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Agent or controlling person hereunder, such Agent or controlling person agrees to pay to the Bank an amount equal to the excess of the dollars so purchased over the sum originally due to such Agent or controlling person hereunder.

20.       Governing Law.  This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.
21.     Counterparts.  This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

CONFIDENTIAL
If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Bank and you in accordance with its terms.
Very truly yours,

ROYAL BANK OF CANADA

By:	/s/ Cindy Hansen
Name:	Cindy Hansen
Title:	Attorney-in-Fact

By:	/s/ Ryan Neske
Name:	Ryan Neske
Title:	Attorney-in-Fact

Accepted as of the date hereof:
RBC CAPITAL MARKETS, LLC

By:	/s/ Fatima Aissaoui
Name:	Fatima Aissaoui
Title:	Director